UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 11, 2015

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 11, 2015, Tempur Sealy International, Inc. (the “Company”) entered into an agreement (the “Agreement”) with H Partners Management, LLC (“H Partners”), together with certain of its affiliates (together with H Partners, the “H Partners Group”), which collectively beneficially own 9.97% of the outstanding common stock of the Company, par value $0.01 (the “Common Stock”), as reported on Schedule 13D/A filed with the Securities and Exchange Commission on May 11, 2015. The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed to cause the Board of Directors of the Company (the “Board”) to: (i) accept the resignations of P. Andrews McLane, Christopher A. Masto and Mark Sarvary as directors of the Company; (ii) appoint Usman Nabi to the Board and to take all necessary actions to appoint Mr. Nabi to the Compensation Committee of the Board; (iii) remove Mark Sarvary as Chief Executive Officer (“CEO”) and President of the Company and elect W. Timothy Yaggi to serve as Interim CEO and President, until a successor is elected by the Board; (iv) appoint to the Board an additional individual recommended by H Partners, acceptable to the Board in its reasonable discretion, which individual is not an employee or partner of H Partners and meets other criteria specified in the Agreement (the “Additional Director”) and appoint that individual to the Nominating and Corporate Governance Committee of the Board; and (v) take all necessary actions to establish a new committee of the Board (the “CEO Search Committee”) to consist of no more than four independent directors, including Mr. Nabi as Chairman of the committee and, when appointed, the Additional Director, for the purpose of engaging in a search for a candidate or candidates to serve as CEO and making a recommendation to the Board of the candidate or candidates it recommends be appointed as CEO. In considering any CEO candidate or candidates, the Board will determine whether it is appropriate to elect a CEO candidate as both CEO and Chairman taking into consideration any recommendation made by the CEO Search Committee. If the Board determines that this dual appointment is appropriate, the Board shall take necessary actions to elect the candidate as Chairman and CEO and designate Frank Doyle, or other such director as the Board determines, as lead independent director, with such duties and responsibilities as are customary for a director serving as lead independent director for a New York Stock Exchange listed company.

If Mr. Nabi or the Additional Director (or any Substitute Director, as defined below) is unable or unwilling to serve as a director or resigns or is removed as a director prior to the date of the Company’s 2016 annual stockholder meeting (the “2016 Annual Meeting”) and at such time the H Partners Group beneficially owns in the aggregate at least the lesser of (i) 3% of the outstanding Common Stock and (ii) 1,828,752 shares of Common Stock (the “Minimum Ownership Threshold”), the Agreement provides that H Partners will have the ability to recommend a substitute person (the “Substitute Director”) whose appointment will be subject to the nominee meeting certain criteria and acceptance by the Nominating and Corporate Governance Committee of the Board.

Each H Partners Group member agreed not to compensate or agree to compensate, directly or indirectly, any individual other than Mr. Nabi or any substitute for Mr. Nabi (who is a partner or employee of an H Partners Group member or any of their respective affiliates) in connection with his or her services as a director or officer of the Company or otherwise in connection with the transactions contemplated by the Agreement.

In connection with the 2016 Annual Meeting, the H Partners Group also agreed that it will not vote any shares of Common Stock beneficially owned, or deemed beneficially owned by it, earlier than two business days prior to the date of the 2016 Annual Meeting. As long as no H Partners Group member (or any of its affiliates or associates) is in breach of the Agreement and the H Partners Group’s aggregate beneficial ownership of Common Stock is at least the Minimum Ownership Threshold, the Company agreed to cause the Board to nominate Mr. Nabi and the Additional Director (or any replacement director of either person) for election as a director at the 2016 Annual Meeting.

Under the terms of the Agreement, each H Partners Group member also agreed to certain customary standstill provisions, effective as of the date of the Agreement until the date immediately following the date of the 2016 Annual Meeting (the “Standstill Period”). The standstill provisions generally prohibit each H Partners Group member from taking specified actions with respect to the Company and its securities, including, among others: (i) acquiring beneficial ownership of twenty percent (20%) or more of the Company’s then outstanding Common Stock; (ii) engaging in, or assisting any person or entity not a party to the Agreement in, any solicitation of proxies or consents or becoming a “participant” in any solicitation of proxies or consents with respect to the securities of the Company; (iii) seeking to call, or requesting the call of, a special meeting of the stockholders of the Company; (iv) presenting at any annual or any special meeting of the stockholders of the Company any proposal for consideration for action by stockholders; (v) making a request for a list of the Company’s stockholders or other Company records; (vi) encouraging, advising or influencing any other person or entity or assist any person or entity not a party to the Agreement in so encouraging, advising or influencing any person or entity with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum with respect to the Company; (vii) effecting, seeking to effect or in any way assisting or facilitating any other person in effecting or seeking to effect any: (A) tender offer or exchange offer to acquire securities of the Company; (B) acquisition of any interest in any material asset or business of the Company or any of its subsidiaries; (C) merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries; or (D) recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses; (viii) forming, joining or in any way participating in any “group” with respect to the securities of the Company; (ix) proposing or nominating, or causing or encouraging any person to propose or nominate, any candidates to stand for election to the Board or seeking the removal of any member of the Board; (x) depositing any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock; (xi) making any public communication in opposition to any transaction approved by the Board, except in connection with any transaction to acquire all of the outstanding Common Stock of the Company or substantially all of the assets of the Company or any acquisition by the Company of a third party where the aggregate consideration therefor exceeds 40% of the Company’s then current market capitalization, which in either case is not supported by Mr. Nabi; (xii) publicly criticizing the Company’s business, financial structure or other strategy; or (xiii) seeking to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders.

The standstill provisions under the Agreement do not purport to prevent Mr. Nabi or the Additional Director, or any Substitute Director, as applicable, from exercising his or her rights or complying with his or her fiduciary duties as a director of the Company or from participating in board room discussions or private discussions with other members of the Board.

During the Standstill Period, the Board and all applicable committees and subcommittees of the Board shall not increase the size of the Board to more than 10 directors without the prior written consent of H Partners, provided that the Board may be increased to 11 directors upon the hiring of a CEO to appoint such CEO to the Board.

The H Partners Group agreed to withdraw its March 26, 2015 written demand for inspection of certain Company books and records and to promptly return all materials that have been delivered to it pursuant to its March 16, 2015 demand. The H Partners Group also agreed that, during the Standstill Period, no H Partners Group member will make any additional demand pursuant to Section 220 of the Delaware General Corporation Law.

Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.

The Company also agreed to reimburse H Partners for its reasonable, documented out-of-pocket fees and expenses in connection with the solicitation of proxies for the 2015 annual stockholders meeting and the negotiation and execution of the Agreement, provided that such reimbursement does not exceed $1,200,000 in the aggregate.

The Agreement will immediately and automatically terminate in its entirety upon the expiration of the Standstill Period.

Immediately following the execution of the Agreement, the Company and H Partners Group jointly issued a press release which was attached as Exhibit 99.1 to the Form 8-K filed by the Company on May 11, 2015. Pursuant to the Agreement, neither the Company nor any H Partners Group member may make any public announcement or statement inconsistent with any statement contained in the press release during the Standstill Period, subject to certain exceptions.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of stockholders was held on May 8, 2015.

(b)	The name of each director nominated for election at the meeting and a brief description of each other matter voted upon at the meeting is set forth in (c) below.

(c)	As previously disclosed, three (3) directors, Chairman, P. Andrews McLane; Chair of the Nominating and Corporate Governance Committee, Christopher A. Masto; and Chief Executive Officer and President, Mark A. Sarvary, did not receive a majority of the votes case for their re-election to the Board. In accordance with Company bylaws, these three directors tendered their resignations, which the Board accepted on May 11, 2015.

The remaining eight (8) directors received a majority of votes and were elected as directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified. The stockholders ratified the appointment of Ernst and Young LLP as the Company’s independent auditor for the year ending December 31, 2015; approved the Second Amended and Restated Annual Incentive Bonus Plan for Senior Executives; and approved, on an advisory basis, the compensation of Named Executive Officers. The tabulation of votes for each proposal is as follows:

1) Election of Directors:

	For	Against	Abstain	Broker Non- Votes
Evelyn S. Dilsaver	42,964,528	12,218,630	179,579	487,165
Frank Doyle	43,457,862	11,746,614	158,210	487,165
John A. Heil	43,503,936	11,682,442	179,308	487,165
Peter K. Hoffman	43,442,472	11,721,251	179,208	487,165
Sir Paul Judge	43,458,331	11,745,832	158,523	487,165
Nancy F. Koehn	43,489,675	11,735,268	137,794	487,165
Christopher A. Masto	7,623,749	45,593,791	2,148,197	487,165
P. Andrews McLane	5,454,759	47,762,466	2,148,512	487,165
Lawrence J. Rogers	43,496,061	11,685,295	181,330	487,165
Mark Sarvary	12,679,904	42,562,153	123,680	487,165
Robert B. Trussell, Jr.	43,408,061	11,797,814	156,811	487,165

2) Ratification of Independent Auditors:

	For	Against	Abstain	Broker Non- Votes
	54,380,368	1,441,786	30,748	0

3) Approval of Adoption of the Second Amended and Restated Annual Incentive Bonus Plan for Senior Executives:

	For	Against	Abstain	Broker Non- Votes
	43,128,906	1,217,594	11,019,627	486,775

4) Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company’s 2015 proxy statement:

	For	Against	Abstain	Broker Non- Votes
	43,003,329	12,301,463	61,335	486,775

(d)	As reported in a prior Current Report on Form 8-K, more than a majority of shares voting at the 2011 annual meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes. The Company currently intends, in light of that vote, to hold future Say-on-Pay votes annually, until the next required vote on the frequency of Say-on-Pay votes under the rules of the Securities and Exchange Commission, which will be the 2017 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Agreement by and among H Partners, other members of the H Partners Group and the Company, dated as of May 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015

Tempur Sealy International, Inc.

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement by and among H Partners, other members of the H Partners Group and the Company, dated as of May 11, 2015